Pricing Supplement dated December 29, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated December 10, 2008)

================================================================================
[RBC LOGO]                                           $651,000

                                                Royal Bank of Canada
                                      Senior Global Medium-Term Notes, Series C
                                          Buffered Reverse Convertible Notes
================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated December 10, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to eight (8) separate Buffered Reverse Convertible Notes ("RevCons") offerings. Each Buffered RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". The Notes have a duration of three months ("Three Month Notes"). If you wish to participate in more than one Buffered RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 December 29, 2008

Issuance Date:                December 31, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

Coupon Payment Date (s):      The coupon will be paid on the last business day
                              of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.

Valuation Date:               March 27, 2009

Maturity Date:                March 31, 2009

Automatic Call Provisions:    Not Applicable

Buffer Price:                 The Buffer Level multipied the Initial Reference
                              Stock Price.

Buffer Level:                 For each Reference Stock, expressed as a
                              percentage of the Initial Reference Stock Price as specified below.

Buffer Amount:                An amount equal to one minus the Buffer Level

Reference Stock:

  No.    Principal  Reference Stock             Ticker     Coupon     Strike    Buffer     Term        CUSIP
  ---    ---------  ---------------             ------     ------     ------    ------     ----        -----
          Amount                                            Rate      Price     Level
          ------                                            ----      -----     -----
 1094     $53,000   Caterpillar Inc.             CAT       12.25%     $42.34    $33.87    3 month    78008GWZ1

 1095     $26,000   The Walt Disney Company      DIS       10.00%     $21.47    $17.18    3 month    78008GXF4

 1097    $107,000   General Electric Company      GE       13.00%     $15.66    $12.53    3 month    78008GXA5

 1098     $40,000   The Home Depot, Inc.          HD       12.00%     $23.36    $18.69    3 month    78008GXB3

 1099     $39,000   Intel Corporation            INTC      11.00%     $14.13    $11.30    3 month    78008GXC1

 1101    $180,000   Microsoft Corporation        MSFT      10.00%     $18.96    $15.17    3 month    78008GXD9

 1102     $75,000   Nucor Corporation            NUE       15.00%     $44.46    $35.57    3 month    78008GWW8

 1103    $131,000   U.S. Bancorp                 USB       12.15%     $23.71    $18.97    3 month    78008GWS7

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  Payment at maturity will be based on the
to maturity):                 performance of the Reference Stock specified
                              above. For each $1,000 principal amount of the notes, you will receive $1,000 plus any accrued and unpaid interest at maturity unless the Final
                              Share Price is less than the Buffer Price.

                              If the Final Share Price is less than the Buffer Price, then, at maturity you will receive, instead of the principal amount of the notes, the number of shares of the Reference Stock equal to the Physical Delivery Amount, as calculated below, plus an amount in cash equal to the principal amount times the Buffer Amount, or, at our election, the Cash Delivery Amount, as calculated below, plus an amount in cash equal to the principal amount times the Buffer Amount. You will also receive at maturity any accrued and unpaid interest. If we deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              The market value of the Physical Delivery Amount or the Cash Delivery Amount, plus an amount in cash equal to the principal amount times the Buffer Amount will be less than the principal amount of the notes. Of your principal amount, you could lose up to an amount equal to the principal amount multiplied by the Buffer Level.

                              The Notes do not guarantee any return of your principal amount at maturity. Instead, the return at maturity is based on the Final Share Price.

Monitoring Method:            Close of Trading Day

Monitoring Period:            Valuation Date

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Cash Delivery Amount:         For each $1,000 principal amount, the amount in
                              cash equal to the cash value of the Reference
                              Stock equal to the Physical Delivery Amount. The
                              Cash Delivery Amount shall equal the product of the Physical Delivery Amount, as calculated above, multiplied by the Final Reference Stock Price.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to buffered reverse convertible notes dated December 10, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated December 10, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon 1094                               100%                         1.25%                        98.75%
                                        $53,000                       $662.50                     $52,337.50

RevCon 1095                               100%                         1.50%                        98.50%
                                        $26,000                       $390.00                     $25,610.00

RevCon 1097                               100%                         1.625%                       98.375%
                                        $107,000                     $1,738.75                    $105,261.25

RevCon 1098                               100%                         1.50%                        98.50%
                                        $40,000                       $600.00                     $39,400.00

RevCon 1099                               100%                         1.50%                        98.50%
                                        $39,000                       $585.00                     $38,415.00

RevCon 1101                               100%                         1.50%                        98.50%
                                        $180,000                     $2,700.00                    $177,300.00

RevCon 1102                               100%                         1.50%                        98.50%
                                        $75,000                      $1,125.00                    $73,875.00

RevCon 1103                               100%                         1.25%                        98.75%
                                        $131,000                     $1,637.50                    $129,362.50



                         RBC Capital Markets Corporation
                                December 29, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated December 10, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated December 10, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated December 10, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908002658/
     0001214659-08-002658.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different

Assumptions:
o Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
o No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Initial Price: $100
Buffer Level: 80%
Buffer Price: $80.00
Buffer Amount: 20%
Physical Delivery Amount as calculated by the following formula: 10 x ($1,000 / Initial Share Price)
Cash payment: $200 ($1,000 x (100% - Buffer Level))


--------------------------------------------------------------------------------
    Hypothetical           Hypothetical
     Change in              Payment at                   Hypothetical
  Share Price (as            Maturity                 Payment at Maturity
   a % of Initial           (as a % of         ---------------------------------
    Share Price)            Principal)         # of Shares     Cash Payment
--------------------------------------------------------------------------------
        100%                   100%               None            $1,000

         80%                   100%               None            $1,000

         60%                   100%               None            $1,000

         40%                   100%               None            $1,000

         20%                   100%               None            $1,000

          0%                   100%               None            $1,000

         -5%                   100%               None            $1,000

        -10%                   100%               None            $1,000

        -15%                   100%               None            $1,000

        -20%                   100%               None            $1,000
--------------------------------------------------------------------------------
        -25%                    -5%                10              $200

        -30%                   -10%                10              $200

        -35%                   -15%                10              $200

        -40%                   -20%                10              $200

        -45%                   -25%                10              $200

        -50%                   -30%                10              $200

       -100%                   -80%                10              $200
--------------------------------------------------------------------------------



The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated December 10, 2008.

Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GWZ1 (CAT): 1.33% of each stated interest payment (12.25% in total) will be treated as an interest payment and 10.92% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXF4 (DIS): 1.33% of each stated interest payment (10.00% in total) will be treated as an interest payment and 8.67% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXA5 (GE): 1.33% of each stated interest payment (13.00% in total) will be treated as an interest payment and 11.67% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXB3 (HD): 1.33% of each stated interest payment (12.00% in total) will be treated as an interest payment and 10.67% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXC1 (INTC): 1.33% of each stated interest payment (11.00% in total) will be treated as an interest payment and 9.67% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GXD9 (MSFT): 1.33% of each stated interest payment (10.00% in total) will be treated as an interest payment and 8.67% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWW8 (NUE): 1.33% of each stated interest payment (15.00% in total) will be treated as an interest payment and 13.67% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWS7 (USB): 1.33% of each stated interest payment (12.15% in total) will be treated as an interest payment and 10.82% of each stated interest payment (12.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated December 10, 2008.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated December 10, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated December 10, 2008, you should consider the following:

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated December 10, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated December 10, 2008.

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Limited Protection Against Loss --You will receive the full principal amount of your investment at maturity only if the Final Reference Stock Price does not close below the Buffer Price. Your investment will be fully exposed to any decline in the value of the Reference Stock beyond the Buffer Level. You may lose an amount equal to your principal amount multiplied by the Buffer Level if the Final Reference Stock Price of the Reference Stock declines below the Buffer Price.

o Return Limited to Coupon--Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Reference Stock.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o    Caterpillar Inc. operates in three principal lines of business:
          Machinery, Engines and Financial Products. Machinery deals with the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines business deals with the design, manufacture, marketing and sales of engines. Financial Products, consists primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. In April 2007, the Company acquired Eurenov S.A.S. In November 2007, it announced the acquisition of the assets of the Blount Forestry Division and assumed product design, development and manufacturing responsibilities. In April 2008, Satyam Computer Services Limited acquired Caterpillar's market research and customer analytics operations.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o The Walt Disney Company, together with its subsidiaries, is a global entertainment company. The business segments of the Company are Media Networks, Parks and Resorts, Studio Entertainment, and Consumer Products. The Media Networks segment consists of domestic broadcast television network, television production and distribution operations, domestic television stations, cable networks, domestic broadcast radio networks and stations, and Internet and mobile operations. The Studio

          Entertainment segment produces and acquires live-action and animated motion pictures, direct-to-video programming, musical recordings and live stage plays. The Consumer Products segment engages with licensees, manufacturers, publishers and retailers globally to design, develop, publish, promote and sell a range of products based on Disney characters. During the fiscal year ended September 27, 2008 (fiscal
          2008), the Company completed the acquisition of UTV Software Communications Limited.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11605

     o General Electric Company (GE) is a diversified technology, media and financial services company. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and industrial products, it serves customers in more than 100 countries. In July 2008, the Company announced the organization of its business into four segments: GE Technology Infrastructure, GE energy infrastructure, GE Capital and Corporate Treasury and NBC Universal.In April 2008, GE Healthcare completed the acquisition of Whatman plc.In August 2008, GE Capital announced the completion of its acquisition of most of CitiCapital, Citigroup's North American commercial leasing and commercial equipment finance business. In September 2008, the Company sold its Japanese consumer finance business to Shinsei Bank.In October 2008, the Company's GE Healthcare unit acquired Vital Signs, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o The Home Depot, Inc. is a home improvement retailer. The Company, together with its subsidiaries, operates The Home Depot stores, which are full-service, warehouse-style stores. The Home Depot stores sell an assortment of building materials, home improvement, and lawn and garden products, which are sold to do-it-yourself customers, do-it-for-me customers and professional customers. In addition, the Company operates EXPO Design Center stores (EXPO), which offer products and services primarily related to design and renovation projects. As of February 3, 2008, the Company operated 2,234 stores in total, which included 1,950 The Home Depot stores, 34 EXPO stores, five Yardbirds stores and two THD Design Center stores in the United States (including the territories of Puerto Rico, the Virgin Islands and Guam), 165 The Home Depot stores in Canada, 66 The Home Depot stores in Mexico and 12 The Home Depot stores in China. On August 30, 2007, the Company completed the sale of HD Supply.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207

     o Intel Corporation is a semiconductor chip maker, developing advanced integrated digital technology products, primarily integrated circuits, for industries, such as computing and communications. The Company's products include chips, boards and other semiconductor products that are the building blocks integral to computers, servers, consumer electronics and handheld devices, and networking and communications products. Its primary component-level products include microprocessors, chipsets and flash memory. The Company offers products at various levels of integration, allowing its customers the capability to create advanced computing and communications systems and products. As of December 29, 2007, the Company's operating segments included the Digital Enterprise Group (DEG), Mobility Group, NAND Products Group, Flash Memory Group, Digital Home Group, Digital Health Group and Software Solutions Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-06217

     o Microsoft Corporation develops, manufactures, licenses and supports a range of software products for computing devices. The Company's software products include operating systems for servers, personal computers and intelligent devices, server applications for distributed computing environments, information worker productivity applications, business solution applications, high-performance computing applications and software development tools and video games. It provides consulting and product support services, and trains and certifies computer system integrators and developers. Microsoft

          Corporation sells the Xbox 360 video game console and games, the Zune digital music and entertainment device, PC games, and peripherals. The Company has five segments: Client, Server and Tools, the Online Services Business, the Microsoft Business Division, and the Entertainment and Devices Division.In June 2008, the Company acquired Navic Networks. In September 2008, it acquired DATAllegro Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-14278

     o Nucor Corporation is engaged in the manufacture and sale of steel and steel products. The Company operates in two business segments: steel mills and steel products. Principal products from the steel mills segment include hot-rolled steel and cold-rolled steel. Steel mills segment's hot-rolled steel products include angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate. Principal products from the steel products segment include steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. In March 2008, Nucor Corporation completed the acquisition of SHV North America Corporation, which owns 100% of The David J. Joseph Company (DJJ) and related affiliates. In April 2008, Nucor Corporation completed the acquisition of substantially all the assets of Metal Recycling Services Inc. MRS will operate under the name, Metal Recycling Services, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o U.S. Bancorp and its subsidiaries is a multi-state financial services holding company. The Company provides financial services, including lending and depository services in 24 states. It provides credit card, merchant, and automated teller machine (ATM) processing, mortgage banking, insurance, trust and investment management, brokerage, and leasing activities in domestic markets. The Company's segments include Wholesale Banking, Consumer Banking, Wealth Management & Securities Services, Payment Services, and Treasury and Corporate Support. The banking subsidiaries are engaged in the general banking business in domestic markets. The non-banking subsidiaries offer investment and insurance products to customers and mutual fund processing services to a range of mutual funds. In November 2008, U.S. Bancorp announced that U.S. Bank National Association has acquired the banking operations of Downey Savings & Loan Association, F.A. and PFF Bank & Trust.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2005, 2006 and 2007, the first, second and third quarters of 2008, as well as for the period from October 1, 2008 through December 29, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                              Caterpillar Inc (CAT)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               49.98                     43.2                      45.72
   04/01/2005         06/30/2005               51.49                     41.305                    47.655
   07/01/2005         09/30/2005               59.88                     47.425                    58.75
   10/01/2005         12/30/2005               59.84                     48.25                     57.77

   01/01/2006         03/31/2006               77.21                     57.05                     71.81
   04/01/2006         06/30/2006               82.03                     64.41                     74.48
   07/01/2006         09/29/2006               75.43                     62.09                     65.8
   09/30/2006         12/29/2006               70.92                     58.82                     61.33

   01/01/2007         03/30/2007               68.43                     57.98                     67.03
   03/31/2007         06/29/2007               82.89                     65.86                     78.3
   06/30/2007         09/28/2007               87                        70.59                     78.43
   09/29/2007         12/31/2007               82.74                     67                        72.56

   01/01/2008         03/31/2008               78.63                     59.6                      78.29
   04/01/2008         06/30/2008               85.96                     72.56                     73.82
   07/01/2008         09/30/2008               75.87                     58.11                     59.6
   10/01/2008         12/29/2008               59.03                     31.95                     42.34


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Walt Disney Co/The (DIS)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              29.5913                   26.6914                    28.348
   04/01/2005         06/30/2005              28.6144                   24.786                     24.8452
   07/01/2005         09/30/2005              26.1477                   22.5955                    23.8092
   10/01/2005         12/30/2005              25.8418                   22.5857                    23.6513

   01/01/2006         03/31/2006              28.4664                   23.454                     27.5192
   04/01/2006         06/30/2006              30.6174                   26.3944                    29.6011
   07/01/2006         09/29/2006              31.0417                   27.7757                    30.499
   09/30/2006         12/29/2006              34.4261                   29.9958                    33.8144

   01/01/2007         03/30/2007              35.6102                   32.2159                    33.9722
   03/31/2007         06/29/2007              36.3009                   33                         34.14
   06/30/2007         09/28/2007              35.38                     31.25                      34.39
   09/29/2007         12/31/2007              35.69                     30.68                      32.28

   01/01/2008         03/31/2008              33.23                     26.3                       31.38
   04/01/2008         06/30/2008              35.02                     29.57                      31.2
   07/01/2008         09/30/2008              34.85                     28.55                      30.69
   10/01/2008         12/29/2008              31.06                     18.60                      21.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               36.89                     34.95                     36.06
   04/01/2005         06/30/2005               37.34                     34.15                     34.65
   07/01/2005         09/30/2005               35.78                     32.85                     33.67
   10/01/2005         12/30/2005               36.34                     32.67                     35.05

   01/01/2006         03/31/2006               35.63                     32.21                     34.78
   04/01/2006         06/30/2006               35.24                     32.78                     32.96
   07/01/2006         09/29/2006               35.65                     32.06                     35.3
   09/30/2006         12/29/2006               38.49                     34.62                     37.21

   01/01/2007         03/30/2007               38.28                     33.9                      35.36
   03/31/2007         06/29/2007               39.77                     34.55                     38.28
   06/30/2007         09/28/2007               42.07                     36.2                      41.4
   09/29/2007         12/31/2007               42.15                     36.07                     37.07

   01/01/2008         03/31/2008               37.742                    31.65                     37.01
   04/01/2008         06/30/2008               38.52                     26.15                     26.69
   07/01/2008         09/30/2008               30.39                     22.16                     25.5
   10/01/2008         12/29/2008               25.75                     12.58                     15.66


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Home Depot Inc (HD)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               43.27                     37.44                     38.24
   04/01/2005         06/30/2005               40.93                     34.56                     38.9
   07/01/2005         09/30/2005               43.98                     37.144                    38.14
   10/01/2005         12/30/2005               43.3                      37.48                     40.48

   01/01/2006         03/31/2006               43.95                     38.5                      42.3
   04/01/2006         06/30/2006               42.93                     35.63                     35.79
   07/01/2006         09/29/2006               37.65                     32.85                     36.27
   09/30/2006         12/29/2006               40.37                     35.55                     40.16

   01/01/2007         03/30/2007               42.01                     36.35                     36.74
   03/31/2007         06/29/2007               41.19                     36.6                      39.35
   06/30/2007         09/28/2007               41.01                     31.85                     32.44
   09/29/2007         12/31/2007               34.55                     25.57                     26.94

   01/01/2008         03/31/2008               31.08                     23.77                     27.97
   04/01/2008         06/30/2008               30.5                      23.32                     23.42
   07/01/2008         09/30/2008               30.74                     20.76                     25.89
   10/01/2008         12/29/2008               26.09                     17.05                     23.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Intel Corp (INTC)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               25.47                     21.89                     23.23
   04/01/2005         06/30/2005               28                        21.94                     26.02
   07/01/2005         09/30/2005               28.84                     23.8                      24.65
   10/01/2005         12/30/2005               27.4901                   22.53                     24.96

   01/01/2006         03/31/2006               26.63                     19.31                     19.46
   04/01/2006         06/30/2006               20.27                     16.75                     19
   07/01/2006         09/29/2006               20.95                     16.84                     20.57
   09/30/2006         12/29/2006               22.5                      20.03                     20.25

   01/01/2007         03/30/2007               22.3                      18.75                     19.13
   03/31/2007         06/29/2007               24.45                     19.03                     23.7399
   06/30/2007         09/28/2007               26.52                     22.09                     25.86
   09/29/2007         12/31/2007               27.99                     24.32                     26.66

   01/01/2008         03/31/2008               26.34                     18.05                     21.18
   04/01/2008         06/30/2008               25.29                     20.5                      21.48
   07/01/2008         09/30/2008               24.75                     17.2689                   18.73
   10/01/2008         12/29/2008               18.69                     12.06                     14.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Microsoft Corp (MSFT)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               27.1                      23.82                     24.17
   04/01/2005         06/30/2005               26.09                     23.94                     24.84
   07/01/2005         09/30/2005               27.94                     24.5                      25.73
   10/01/2005         12/30/2005               28.25                     24.25                     26.15

   01/01/2006         03/31/2006               28.38                     26.1                      27.21
   04/01/2006         06/30/2006               27.941                    21.4599                   23.3
   07/01/2006         09/29/2006               27.52                     22.23                     27.35
   09/30/2006         12/29/2006               30.26                     27.15                     29.86

   01/01/2007         03/30/2007               31.48                     26.6                      27.87
   03/31/2007         06/29/2007               31.16                     27.56                     29.47
   06/30/2007         09/28/2007               31.84                     27.51                     29.46
   09/29/2007         12/31/2007               37.5                      29.29                     35.6

   01/01/2008         03/31/2008               35.96                     26.87                     28.38
   04/01/2008         06/30/2008               32.1                      27.11                     27.51
   07/01/2008         09/30/2008               28.5                      23.5                      26.69
   10/01/2008         12/29/2008               27.47                     17.50                     18.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005              29.8132                   21.4056                   26.2962
   04/01/2005         06/30/2005              27.1139                   20.9218                   20.9539
   07/01/2005         09/30/2005              28.2019                   21.009                    27.2116
   10/01/2005         12/30/2005              32.3873                   23.9087                   31.0079

   01/01/2006         03/31/2006              51.2772                   31.2635                   48.9367
   04/01/2006         06/30/2006              56.3199                   41.843                    51.1612
   07/01/2006         09/29/2006              52.755                    42.5511                   47.1488
   09/30/2006         12/29/2006              64.3544                   45.2529                   52.5473

   01/01/2007         03/30/2007              64.7589                   51.1437                   63.0927
   03/31/2007         06/29/2007              67.7426                   54.7868                   57.3078
   06/30/2007         09/28/2007              63.2682                   40.6675                   58.6004
   09/29/2007         12/31/2007              64.02                     49.3773                   58.6484

   01/01/2008         03/31/2008              74.9396                   47.2594                   67.2708
   04/01/2008         06/30/2008              82.9812                   65.4336                   74.3454
   07/01/2008         09/30/2008              73.5688                   35.48                     39.5
   10/01/2008         12/29/2008              48.29                     25.25                     44.46


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
   ----------            ----                   ---                       ---                       ---
   01/01/2005         03/31/2005               31.36                     28.17                     28.82
   04/01/2005         06/30/2005               29.91                     26.8                      29.2
   07/01/2005         09/30/2005               30.91                     27.77                     28.08
   10/01/2005         12/30/2005               31.21                     27.32                     29.89

   01/01/2006         03/31/2006               31.31                     28.99                     30.5
   04/01/2006         06/30/2006               31.89                     30.17                     30.88
   07/01/2006         09/29/2006               33.42                     30.54                     33.22
   09/30/2006         12/29/2006               36.85                     32.96                     36.19

   01/01/2007         03/30/2007               36.84                     34.4                      34.97
   03/31/2007         06/29/2007               35.18                     32.74                     32.95
   06/30/2007         09/28/2007               34.17                     29.09                     32.53
   09/29/2007         12/31/2007               34.25                     30.21                     31.74

   01/01/2008         03/31/2008               35.01                     27.86                     32.36
   04/01/2008         06/30/2008               35.25                     27.78                     27.89
   07/01/2008         09/30/2008               42.23                     20.57                     36.02
   10/01/2008         12/29/2008               37.31                     20.22                     23.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about December 31, 2008, which is the second (2nd) business day following the Pricing Date (this settlement cycle being referred to as "T+2"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated December 10, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated December 10, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

        No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                    $651,000



                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                       Buffered Reverse Convertible Notes



                                December 29, 2008